THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS."

January 25, 2002

Mr. Kazuki Yamamoto
Manager, Overseas Marketing and Sales
Takara Biomedical Co., Ltd.
Seta 3-4-1, Otsu, Shiga
520-2193 JAPAN

Dear Mr. Yamamoto,

This letter is intended to document the mutual understanding between CEPHEID and Takara Shuzo Co., Ltd. ("TAKARA"), regarding Cepheid providing rights to TAKARA for the sale of CEPHEID Smart Cycler TD System in Japan to the [***] and related agencies involved in the civil defense against bioterrorism. Such terms are separate and distinct from the terms under which TAKARA is distributing CEPHEID's standard Smart Cycler System, under the terms of a Distribution Agreement dated July 11, 2000 between CEPHEID and TAKARA. The signatures on this letter of appropriate representatives of both CEPHEID and TAKARA indicate the agreement by both CEPHEID and TAKARA to the terms outlined below.

  CEPHEID will sell to TAKARA the following components required for the configuration of a Smart Cycler TD system: one 16-site Smart Cycler Processing Block, one Smart Cycler Accessory Pack, one hard shell Smart Cycler TD System Transport Case. TAKARA will provide a qualified laptop computer in order to complete the system. Although the Processing Block and Accessory Pack are the same as is used in configuring the standard Smart Cycler System, the Smart Cycler TD System, with the hard shell Transport Case, is considered to be a unique system that is proprietry to Cepheid. For purposes of forecasting, purchasing, and reporting, the Smart Cycler TD System is to be treated as being distinct from the standard Smart Cycler System.
  The transfer prices of the Smart Cycler TD system are as follows:

  a. Smart Cycler Processing Block  [***]

  b. Smart Cycler Accessory Pack  [***]

  c. Smart Cycler TD Transportable Case  [***]

  All of the above components must be purchased together, to comprise a Smart Cycler TD System. All other terms relating to ordering, shipping, payments,warranty, and customer service and support are as outlined in the Distribution Agreement between CEPHEID and TAKARA, dated July 11, 2000.

  Under the forecasting and reporting requirements outlined in the July 11, 2000 Distribution Agreement, the Smart Cycler TD System is to be treated as a separate system forecasted and reported by TAKARA seperately from the Smart Cycler Systems.
  Although a minimum purchase commitment will not be established for the Smart Cycler TD System, the purchase and sales of any Smart Cycler TD Systems will not count against the minimum purchase objectives for the standard Smart Cycler System, as contained in the July 11, 2000 distribution agreement.
  TAKARA's rights to distribute the Smart Cycler TD System will be exclusive for the field of [***] and related agencies involved in civil defense against bioterrorism. Rights do not include sales of the Smart Cycler TD System to the Japan military. TAKARA's rights under this letter agreement to distribute the Smart Cycler TD System will be limited to Japan.
  The rights granted to TAKARA under this letter agreement will terminate on December 31, 2002, unless extended in one year increments by mutual agreement of both CEPHEID and TAKARA.
  All other terms of the Distribution Agreement between CEPHEID and TAKARA dated July 11, 2000, shall persist and apply, unless specifically superceded by specific terms outlined in this Letter Agreement.

Agreement to the above terms by both CEPHEID and TAKARA is signified by the signatures of the authorized representatives of each company below:

For Cepheid:                                                                               For Takara Shuzo Co., Ltd:

Signed   /s/ Thomas Gutshall                                                       Signed    /s/ Makato Moriguchi

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